CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neose Technologies, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Form
S-8 Registration Statement File Nos. 333-01410 and 333-35283.




ARTHUR ANDERSEN LLP






Philadelphia, Pa.
  February 23, 1998